                        SECURITIES SUBSCRIPTION AGREEMENT

                  THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of April____,
2003 ("Agreement"), is executed in reliance upon the exemption from registration afforded by Rule 506 promulgated under Regulation D by the Securities and
Exchange Commission ("SEC"), under the Securities Act of 1933, as amended.
Capitalized terms used herein and not defined shall have the meanings given to them in Rule 506 and Regulation D.

                  This Agreement has been executed and entered into by and
between Gregory Bartko, Esq., 3475 Lenox Road, Suite 400, Atlanta, Georgia 30326
("Buyer"), to purchase shares of the Class A preferred stock, par value $.001 per share ("Preferred Stock"), of Material Technologies, Inc., a corporation organized under the laws of Delaware, with executive offices 11661 San Vicente
Boulevard, Suite 707, Los Angeles, California 90049 (the "Seller") at a purchase price of $1.00 per share, with the aggregate purchase price equaling $39,000.
Buyer hereby represents and warrants to, and agrees with Seller:

                  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE
                  REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE
                  COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT
                  TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OF
                  THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND
                  REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE
                  506 OF REGULATION D PROMULGATED THEREUNDER.

                  THE SECURITIES PURCHASED UNDER THIS AGREEMENT WILL BEAR A
                  RESTRICTIVE LEGEND REFLECTING THAT THE SHARES OF PREFERRED
                  STOCK THAT ARE THE SUBJECT OF THIS AGREEMENT ARE "RESTRICTED
                  SECURITIES" WITHIN THE DEFINITION OF REGULATION D OF THE 1933
                  ACT.

                  1.       Agreement to Subscribe; Purchase Price.

                  (a)      Agreement. This Agreement is entered into to for
purposes of memorializing the Buyer's subscription for the Seller's Class A
Preferred Stock, par value $.001 per share. The terms and conditions of this
Agreement shall supplement the terms and conditions of all previous Securities
Subscription Agreements.

                  (b)      Subscription. The undersigned Buyer hereby subscribes
for and agrees to purchase the Seller's Class A Preferred Stock, par value $.001 per share, in the amount of 39,000 shares at a price of $1.00 per share for a total aggregate purchase price of $39,000 ("Purchase Price"). The Class A
Preferred Stock shall have the rights, preferences and limitations set forth in
Section 3(b) of this Amendment Agreement.

                  (b)      Payment. The Purchase Price for the Preferred Stock
is acknowledged by the Seller to have previously been delivered to the Seller prior to the date of this Agreement, against the delivery to the Buyer of duly authorized shares of the Seller's Preferred Stock, in the amount set forth above in Section 1(a) of this Agreement.

                  (c)      Closing. Subject to the satisfaction of the
conditions set forth in Sections 7, 8 and 11 below, the Closing of the transactions contemplated by this Agreement shall take place ("Closing Date")
when (i) Seller delivers the Preferred Stock to the Buyer, (ii) Seller executes this Agreement and any transaction documents, including appropriate resolutions of its Board of Directors, and (iii) Buyer pays the Purchase Price for the
Preferred Stock as shown in Section 1(a) of this Agreement.

                  2.       Buyer Representations and Covenants; Access to
                           Information

                  In connection with the purchase and sale of the Preferred
Stock, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

                  (a)      Buyer is not, and on the closing date will not be, an
affiliate of Seller;

                  (b)      Buyer is an "accredited investor" as defined in Rule
501 of Regulation D promulgated under the 1933 Act, and is purchasing the
Preferred Stock for his own account and Buyer is qualified to purchase the
Preferred Stock Shares under the laws of the State of California

                  (c)      All offers and sales of any of the Preferred Stock by
Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 506, as applicable, of
Regulation D or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration;

                  (d)      Buyer understand that the Preferred Stock is not
registered under the 1933 Act and is being offered and sold to in reliance on specific exemptions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of
Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of Buyer to acquire the Preferred Stock;

                  (e)      Buyer shall comply with Rule 506 promulgated under
Regulation D;

                  (f)      Buyer has the full right, power and authority to
enter into this Agreement and to consummate the transaction contemplated herein.
This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                  (g)      As to any Buyer that is a corporations, the execution
and delivery of this Agreement and the consummation of the purchase of the
Preferred Stock and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United
States governmental body having jurisdiction over Buyer or any of its properties or assets;

                  (h)      All invitations, offers and sales of or in respect
of, any of the Preferred Stock, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by them of any of the
Preferred Stock will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Preferred Stock;

                  (i)      The Buyer (or others for whom it is contracting
hereunder) has been advised to consult his own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and he (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

                  (j)      Buyer understands that no Federal or State or foreign
government agency has passed on or made any recommendation or endorsement of the
Preferred Stock;

                  (k)      Buyer has had an opportunity to receive and review
all material information and financial data and to discuss with the officers of
Seller, all matters relating to the securities, financial condition, operations and prospects of Seller and any questions raised by Buyer has been answered to
Buyer's satisfaction.

                  (l)      Buyer acknowledges that the purchase of the Preferred
Stock involves a high degree of risk. Buyer has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of purchasing the Preferred Stock. Buyer understands that the Preferred
Stock is not being registered under the 1933 Act, or under any state securities laws, and therefore Buyer must bear the economic risk of this investment for an indefinite period of time;

                  (m)      The Buyer is not a "10-percent Shareholder" (as
defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of Seller;
and

                  (n)      Buyer acknowledges and agrees that the transactions
contemplated by this Agreement have taken place solely and exclusively within the State of California.

                  3.       Seller Representations and Covenants.

                  (a)      Seller is a corporation duly organized and validly
existing under the laws of the State of Delaware and is in good standing under such laws with its principal executive office located in the State of
California. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Seller.

                  (b)      There are 400,000,000 shares of Seller's Common
Stock, $.001 par value per share ("Common Stock") authorized and approximately
137,283,905 outstanding as of the date of this Agreement and there are
50,000,000 shares of Seller's Preferred Stock, $.001 par value per share
("Preferred Stock") authorized and approximately 11,575,000 outstanding as of that same date. All issued and outstanding shares of our Common and Preferred
Stock have been authorized and validly issued and are fully paid and non-assessable. The Class A Preferred Stock shall be convertible, at the Buyer's election, into a predetermined number of shares of Common Stock, calculated by multiplying the number of Shares of Class A Preferred Stock purchased by the
Buyer by 2. After conversion, the Seller shall deliver replacement Common Stock certificates to the Buyer within 10 business days after written notice of conversion is sent to the Seller's address by the Buyer. Upon receipt of the
Common Stock certificates after conversion, the Class A Preferred Stock shall be canceled on the stock transfer records maintained by the Seller's stock transfer agent. The Class A Preferred Stock subscribed hereby also shall carry cash dividend rights equal to a 10% cumulative dividend per annum, subordinated to any other dividend rights held by the Seller's outstanding shares of Class A
Preferred Stock (the "Dividends"), with such Dividends being payable only out of the Seller's earnings before interest, taxes, depreciation and administrative expenses of the Seller ("EBIDTA").

                  (c)      The execution and delivery of this Agreement do not,
and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-Laws,
Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets. There is no action, suit or proceeding pending, or to the knowledge of the Seller, threatened against the Seller, before any court or arbitrator or any government body, agency or official, which would have a material adverse affect on Seller's operations or financial condition.

                  (d)      The Seller is subject to the reporting requirements
of Sections 13 or 15(d) of the Securities and Exchange Act. The Preferred Stock
when issued, will be issued in compliance with all applicable U.S. federal and state securities laws. The execution and delivery by the Seller of this
Agreement and the issuance of the Preferred Stock will not contravene or constitute a default under any provision of applicable law or regulation. The
Seller is in compliance with and conforms with, and will continue to comply with and conform with, all securities laws, state and federal, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, including but not limited to all laws concerning investor relations, public relations, disclosures under the securities laws and broker-dealers statutes and laws.

                  (e)      There is no material fact known to the Seller that
has not been publicly disclosed by the Seller or disclosed in writing to the
Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement. The information furnished by the Seller to Buyer for purposes of or in connection with this Agreement or any transaction contemplated hereby does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                  (f)      No consent, approval or authorization of or
designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Preferred Stock or
Preferred Stock, or the consummation of any other transaction contemplated hereby, except the filing with the SEC and certain other states of a Form D
Notice of Sale of Securities.

                  (g)      There is no action, proceeding or investigation
pending, or to the Seller's knowledge, threatened, against the Seller which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the
Seller. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the
Seller currently pending or which the Seller intends to initiate. The SEC has not issued any order suspending trading in the Seller's Preferred Stock and the
Seller is not under investigation by the SEC or the National Association of
Securities Dealers, and there are no proceedings pending or threatened before either regulatory body.

                  (h)      There are no other material outstanding debt or
equity securities presently convertible into Preferred Stock.

                  (j)      The issuance, sale and delivery of the Preferred
Stock has been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. There are no pre-emptive rights of any shareholder of Seller.

                  (k)      This Agreement has been duly authorized, validly
executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Preferred Stock has been taken. Upon their issuance to the Buyer, the Preferred Stock will be validly issued and non-assessable, and will be free of any liens or encumbrances.

                  (l)      Seller acknowledges and agrees that the transactions
contemplated by this the Agreement have taken place solely and exclusively within the State of California.

                  4.       Exemption; Reliance on Representations. Buyer
understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made pursuant to Rule 506 promulgated under Regulation D. The offer and sale of the Shares are made solely within the State and jurisdiction of
California.

                  5.       Delivery Instructions. The Preferred Stock being
purchased hereunder shall be delivered to the Buyer, and the Purchase Price, shall be delivered to the Seller.

                  6.       Conditions To Seller's Obligation To Sell. Seller's
obligation to sell the Preferred Stock is conditioned upon:

                  (a)      The receipt and acceptance by Seller of this
Agreement as executed by Buyer.

                  (b)      All of the representations and warranties of the
Buyer contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The
Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Closing Date.

                  (c)      No order asserting that the transactions contemplated
by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Preferred Stock or Preferred Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

                  7.       Conditions To Buyer' Obligation To Purchase. Buyer'
obligation to purchase the Preferred Stock is conditioned upon:

                  (a)      The confirmation of receipt and acceptance by Seller
of this Agreement as evidenced by execution of this Agreement by a duly authorized officer of Seller.

                  (b)      Delivery of the Preferred Stock to the Buyer.

                  8.       Miscellaneous.

                  (a)      Entire Agreement. This Agreement, constitutes the
entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto.
Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  (b)      Survival. All representations and warranties
contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

                  (c)      Governing Law. This Agreement shall be construed in
accordance with the laws of California applicable to contracts made and wholly to be performed within the State of California and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of California. At the Buyer's sole election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in Los
Angeles, California and pursuant to its rules. Upon demand made by the Buyer to the Seller, such Seller agrees to submit to and participate in such arbitration.
This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

                  (d)      Seller Indemnification. Seller agrees to indemnify
and hold Buyer harmless from any and all claims, damages and liabilities arising from Seller's breach of its representations and/or covenants set forth herein.

                  (e)      Buyer' Indemnification. Buyer agrees to ndemnify and
hold Seller harmless from any and all claims, damages and liabilities arising from Buyer' breach of their representations and warranties set forth in this
Agreement.

                  (f)      Form D. If required, Seller shall filed a Form D with
the Commission and all filings required by the applicable securities regulatory agencies upon the Closing of this transaction.

                  (g)      Notices. All notices, requests, consents and other
communications hereunder shall be in writing, shall be delivered by hand or sent by Fedex for next day delivery. Each such notice or other communication shall for all purposes of Agreement be treated as effective or having been given when delivered, if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the Fedex. All such notices must also be sent by facsimile on the same day to the parties as follows:

If to Seller:              Material Technologies,Inc.
                           11661 San Vicente Boulevard, Suite 707
                           Los Angeles, California  90049
                           Attn: Robert M. Bernstein, CEO and President
                           Fax: 310-473-3177

If to Buyer:               See Page 1 of this Agreement

                  (i)      Counterparts. This Agreement may be executed in one
or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned has executed this Amended
Agreement as of the date first set forth above.

                     [Signatures Continue on Following Page]

                          Official Signatory of Seller:

                           MATERIAL TECHNOLOGIES, INC.

                 By: __________________________________________
                 Title: President and Chief Executive Officer

                               Signatory of Buyer:

                 By:
                    Gregory Bartko, Esq.